Exhibit 99.1

Contact:	Connie Chandler
Investor Relations
Tele: 714-573-1121
Email: investor_relations@mflex.com

M-FLEX ANNOUNCES RULE 10b5-1 STOCK TRADING PLAN

Anaheim, CA, May 31, 2006 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, today announced that on May 26, 2006, one of its executive officers established a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the company’s insider trading policy.

The executive officer who has adopted the trading plan is Thomas Lee, who joined M-Flex in 1986 and currently serves as executive vice president of operations of the company. Mr. Lee entered into the trading plan while he was not in possession of any material nonpublic information about the company.

Mr. Lee, who is 47 years-old and expects to continue to serve as an executive officer of the company in the years ahead, entered into a plan which allows for transactions to take place between July 5, 2006, and May 31, 2007. During this period, he will exercise options covering up to 50,000 shares and sell the resulting shares, assuming certain price targets are met. In addition to the options subject to his trading plan, Mr. Lee holds options covering 68,900 shares, 5,000 restricted stock units and 10,000 shares of the company’s common stock.

Rule 10b5-1(c) allows individuals to adopt written plans when they are not in possession of any material nonpublic information to sell shares under pre-arranged terms. The rule allows individuals adopting such plans to sell shares over a specified amount of time, at specific prices in the future, even if subsequent material and nonpublic information becomes available to them. Using these plans, officers and directors can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce any significant market impact and can avoid concerns about whether they had material nonpublic information when they traded in the company’s stock. Sales of stock by Mr. Lee, pursuant to the terms of the plans, will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage and portable bar code scanners. M-Flex completed its initial public offering in June 2004, and its common stock is quoted on the Nasdaq National Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements which may be preceded by the words “will,” “expect” or similar words. For such statements, the company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the company’s forward-looking statements are disclosed in the company’s SEC reports, including its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

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